SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

August 15, 2013
Date of Report (Date of earliest event reported)

Hotel Outsource Management International, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	6719	13-4167393
(State or Other Jurisdiction of	Commission File	(I.R.S. Employer
Incorporation or Organization)	Number	Identification No.)

80 Wall Street, Suite 815, New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

212-344-1600
Registrant’s telephone number, including area code

(Former Name or former Address, if Changed Since Last Report)

Item 1.02 – Termination of a Material Definitive Agreement

As previously reported, on September 1, 2012, HOMI Industries Ltd., a wholly owned subsidiary of Hotel Outsource Management International, Inc., (“HOMI”) entered into a loan agreement with Bahry Business & Finance (1994) Ltd., an Israeli corporation (“Bahry Business & Finance”), whose principal is Avraham Bahry, a director of HOMI, whereby Bahry Business & Finance loaned $200,901 to HOMI Industries Ltd, to be repaid based on a computation of the revenues to be generated by a HOMI subsidiary from a minibar system operated by the HOMI subsidiary in the Hilton Olympia Hotel in London. A lien on this minibar system was created in favor of Bahry Business & Finance.

On August 15, 2013, Bahry Business & Finance entered into a cancellation memo with HOMI Industries Ltd. pursuant to which the lien on the computerized minibar system in the Hilton Olympia Hotel in London was terminated, and Bahry Business & Finance notified HOMI Industries Ltd. that it had assigned all of its rights under the September 1, 2012 loan to Alon Mordoch (90%) and Ilan Bahry (10%). HOMI Industries Ltd. has created a new lien in favor of Alon Mordoch and Ilan Bahry on the computerized minibar system in the Hilton Olympia Hotel in London.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit No.

10.1	Cancellation Memo by and between HOMI Industries, Ltd. and Bahry Business & Finance (1994) Ltd. dated August 15, 2013.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

September 2, 2013		Hotel Outsource Management International, Inc.

/s/ Jacob Ronnel
	Name:	Jacob Ronnel
	Title:	Chief Executive Officer